UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 6, 2011

Date of Report (Date of earliest event reported)

Primoris Services Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-34145	20-4743916
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2100 McKinney Avenue, Suite 1500, Dallas, Texas 75201

(Address of principal executive offices)

(Zip Code)

(214) 740-5600

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                              Results of Operations and Financial Condition.

On May 10, 2011, Primoris Services Corporation, a Delaware corporation (“Primoris”, the “Company”) issued a press release announcing its financial performance for the first quarter ended March 31, 2011.

The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.07                              Submission of Matters to a Vote of Security Holders.

The annual meeting of the stockholders of Primoris, was held on May 6, 2011.  The total number of shares of the Company’s common stock issued, outstanding and entitled to vote at the meeting was 51,044,307 shares.  Represented at the meeting either in person or by proxy were 42,385,747 shares.  The results of the votes for the proposals were as follows:

Proposal 1

To elect three Class C directors to hold office for a three-year term expiring at the annual meeting of stockholders to be held in 2014 or until their respective successors are elected and qualified.

•                  Michael D. Killgore

•                  Votes “For” — 37,938,922; votes “Withheld — 784,297; Broker “Non-Votes” 3,662,528

•                  Robert A. Tinstman

•                  Votes “For” — 38,491,998; votes “Withheld” — 231,221; Broker “Non-Votes” 3,662,528

•                  Eric S. Rosenfeld

•                  Votes “For” — 37,397,662; votes “Withheld” — 1,325,557; Broker “Non-Votes” 3,662,528.

In addition to the directors elected above, the following directors’ term of office continued after the meeting until subsequent annual meetings of the stockholders:

Class A — Directors with terms expiring at the 2012 annual meeting of stockholders:

•                  Brian Pratt

•                  Thomas E. Tucker

•                  Peter C. Brown

Class B: — Directors with terms expiring at the 2013 annual meeting of stockholders:

•                  John P. Schauerman

•                  Stephen C. Cook

•                  Peter J. Moerbeek

Proposal 2

To provide a non-binding advisory vote approving the Company’s executive compensation.

•                  Votes “For” — 38,509,803

•                  Votes “Against” — 170,379

•                  Votes “Abstain” — 43,037

•                  Broker “Non-votes” — 3,662,528

Proposal 3

To provide a non-binding advisory vote on the proposed timeline for seeking executive compensation advisory votes in the future.

•                  Votes “Three Years” — 29,440,274

•                  Votes “Two Years” — 64,415

•                  Votes “One Year” — 9,103,917

•                  Votes “Abstain” — 114,613

•                  Broker “Non-votes” — 3,662,528

Proposal 4

To ratify the appointment of Moss Adams, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

•                  Votes “For” — 41,432,938

•                  Votes “Against” — 779,250

•                  Votes “Abstain” — 173,559

Item 8.01                      Other Events.

Declaration of Cash Dividend to Stockholders

On May 10, 2011, Primoris Services Corporation issued a press release announcing the declaration of a cash dividend of $0.025 per common share for stockholders of record date as of June 30, 2011, payable on or about July 15, 2011.

Compensation of Non-Employee Directors

At a meeting on May 6, 2011, the Board of Directors adopted changes to the compensation program for the non-employee directors based on a recommendation by the Compensation Committee.   The proposed plan was the result of Compensation Committee deliberations including information provided by an independent consulting firm.

Effective July 1, 2011, non-employee director compensation will include the following components:

•                Cash payment of $27,500 made during each of the second and fourth calendar quarters of each year.

•               In lieu of cash payments of $27,500, in each of the first and third calendar quarters of each year, the directors will be issued restricted common stock with a value of $36,667.  The number of shares will be determined using the average of the closing prices of the Company common stock on NASDAQ for the one-month period prior to the stock award.  The shares will be issued pursuant to the Primoris 2008 Long-Term Incentive Plan.  The shares will be restricted for a period of one year from the date of issuance.

•               Additional annual cash compensation, paid quarterly, as follows:

•                  $20,000 to the Chairman of the Audit Committee

•                  $15,000 to the Chairman of the Compensation Committee

•                  $15,000 to the non-employee chairman of any other committees established by the Board of Directors.

Directors will continue to be reimbursed for expenses incurred in connection with Board and Board Committee meetings and assignments.

Item 9.01.                   Financial Statements and Exhibits.

(d)   Exhibits .

Exh. No.	Description

99.1	Press Release dated May 10, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRIMORIS SERVICES CORPORATION

Dated: May 11, 2011	By:	/s/ Peter J. Moerbeek
Peter J. Moerbeek
Executive Vice President, Chief Financial Officer